RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS10 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS10

       $ 2,570,763                 0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated May 27, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 27, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                          CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                      PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL       MORTGAGE      PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                              LOANS          BALANCE         LOANS         BALANCE        RATIO
------------------------------------------  --------------  --------------  ------------   ------------  ------------
499 or less ..............................              27  $    3,455,856          0.91%  $    127,995         79.34%
500 - 519 ................................              15       1,720,606          0.45        114,707         86.10
520 - 539 ................................              21       3,388,340          0.89        161,350         78.89
540 - 559 ................................              16       2,421,383          0.63        151,336         79.33
560 - 579 ................................              24       3,906,224          1.02        162,759         81.25
580 - 599 ................................              38       5,719,340          1.50        150,509         74.89
600 - 619 ................................              34       5,986,691          1.57        176,079         77.75
620 - 639 ................................              64       9,260,086          2.43        144,689         76.95
640 - 659 ................................              95      14,963,912          3.92        157,515         76.99
660 - 679 ................................             174      30,472,158          7.99        175,127         74.61
680 - 699 ................................             196      29,412,420          7.71        150,063         76.41
700 - 719 ................................             239      41,335,674         10.84        172,953         74.34
720 - 739 ................................             220      37,202,362          9.75        169,102         74.37
740 - 759 ................................             252      45,573,600         11.95        180,848         72.70
760 - 779 ................................             322      54,267,819         14.23        168,534         72.51
780 - 799 ................................             286      53,594,005         14.05        187,392         70.45
800 or greater ...........................             201      36,468,367          9.56        181,435         67.24
                                            --------------  --------------  ------------   ------------  ------------
Subtotal with Credit Score ...............           2,224  $  379,148,842         99.41%  $    170,481         73.31%
Not Available ............................              15       2,255,143          0.59        150,343         73.91
                                            --------------  --------------  ------------   ------------  ------------
Total, Average or Weighted Average .......           2,239  $  381,403,985        100.00%  $    170,346         73.31%
                                            ==============  ==============  ============


         The minimum and maximum credit scores of the mortgage loans were 403 and 834, respectively, and the weighted average credit score of the mortgage loans was 726.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.




                                             OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Primary Residence ........................           1,425  $288,022,645         75.52%  $    202,121           723          73.41%
Second/Vacation ..........................              42     6,898,476          1.81        164,249           741          67.20
Non-Owner Occupied .......................             772    86,482,863         22.67        112,024           737          73.45
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,239  $381,403,985        100.00%  $    170,346           726          73.31%
                                              ============  ============   ===========

                                                   PURPOSE OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Purchase .................................             648  $ 94,176,942         24.69%  $    145,335           729          80.05%
Rate/Term Refinance ......................             686   121,888,843         31.96        177,681           735          69.92
Equity Refinance .........................             905   165,338,200         43.35        182,694           718          71.97
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,239  $381,403,985        100.00%  $    170,346           726          73.31%
                                              ============  ============   ===========


                                                      MORTGAGED PROPERTY TYPES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                   LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Single-family detached ...................           1,570  $269,528,638         70.67%  $    171,674           723          73.14%
Planned Unit Developments (detached) .....             215    46,428,737         12.17        215,948           732          74.41
Two-to-four family units .................             244    37,457,418          9.82        153,514           734          73.88
Condo Low-Rise (less than 5 stories) .....             142    17,377,932          4.56        122,380           735          73.86
Planned Unit Developments (attached) .....              39     5,128,196          1.34        131,492           737          71.01
Condo High-Rise (9 stories or more) ......               7     2,375,182          0.62        339,312           758          62.33
Townhouse ................................              14     2,159,290          0.57        154,235           749          76.20
Condo Mid-Rise (5 to 8 stories) ..........               6       845,536          0.22        140,923           714          70.77
Manufactured Home ........................               1        52,566          0.01         52,566           761          48.00
Leasehold ................................               1        50,489          0.01         50,489           681          80.00
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,239  $381,403,985        100.00%  $    170,346           726          73.31%
                                              ============  ============   ===========

                                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Alabama ..................................              23  $  2,285,019          0.60%  $     99,349           652          85.62%
Arkansas .................................              10     1,590,699          0.42        159,070           636          87.55
Arizona ..................................              84    11,265,799          2.95        134,117           724          75.98
California ...............................             531   141,717,403         37.16        266,888           742          69.19
Colorado .................................              82    11,823,527          3.10        144,189           726          73.63
Connecticut ..............................              13     2,182,244          0.57        167,865           716          72.84
District of Columbia .....................               9     2,122,744          0.56        235,860           751          71.48
Delaware .................................               4       620,718          0.16        155,179           745          74.59
Florida ..................................             154    18,985,334          4.98        123,281           717          77.17
Georgia ..................................              49     6,920,101          1.81        141,227           692          79.08
Hawaii ...................................               6     1,633,918          0.43        272,320           740          75.04
Iowa .....................................              13     1,206,887          0.32         92,837           714          85.78
Idaho ....................................              16     2,114,824          0.55        132,176           720          81.31
Illinois .................................              57     8,188,505          2.15        143,658           717          74.65
Indiana ..................................              31     2,365,143          0.62         76,295           711          75.66
Kansas ...................................              16     1,648,956          0.43        103,060           712          79.77
Kentucky .................................              19     2,237,023          0.59        117,738           720          80.41
Louisiana ................................              18     2,232,895          0.59        124,050           683          76.82
Massachusetts ............................              30     5,317,808          1.39        177,260           735          65.39
Maryland .................................              40     5,008,594          1.31        125,215           738          72.99
Maine ....................................               3       436,471          0.11        145,490           613          81.75
Michigan .................................              73     8,891,089          2.33        121,796           698          75.90
Minnesota ................................              25     4,738,431          1.24        189,537           722          76.35
Missouri .................................              33     3,225,717          0.85         97,749           704          78.21
Mississippi ..............................               8       651,723          0.17         81,465           660          89.55
Montana ..................................               2       272,216          0.07        136,108           744          80.00
North Carolina ...........................              44     4,748,058          1.24        107,910           706          73.48
North Dakota .............................               2       179,832          0.05         89,916           784          83.04
Nebraska .................................               4       452,916          0.12        113,229           616          78.12
New Hampshire ............................              14     2,259,677          0.59        161,405           691          75.92
New Jersey ...............................              62    10,526,297          2.76        169,779           726          71.94
New Mexico ...............................              23     3,028,055          0.79        131,655           709          76.33
Nevada ...................................              39     6,143,395          1.61        157,523           728          75.78
New York .................................              38     9,571,780          2.51        251,889           711          74.21
Ohio .....................................              55     5,006,480          1.31         91,027           719          80.79
Oklahoma .................................              17     1,744,520          0.46        102,619           717          83.08
Oregon ...................................              81    12,467,422          3.27        153,919           713          76.07
Pennsylvania .............................              30     2,728,451          0.72         90,948           728          79.82
Rhode Island .............................               8     1,873,303          0.49        234,163           701          71.97
South Carolina ...........................              17     2,625,033          0.69        154,414           745          69.14
South Dakota .............................               3       414,414          0.11        138,138           698          83.15
Tennessee ................................              16     1,606,893          0.42        100,431           696          80.78
Texas ....................................             210    32,175,127          8.44        153,215           712          75.72
Utah .....................................              31     4,221,806          1.11        136,187           704          78.04
Virginia .................................              85    12,422,067          3.26        146,142           749          72.87
Vermont ..................................               4       363,404          0.10         90,851           636          84.82
Washington ...............................              90    14,926,789          3.91        165,853           723          76.65
Wisconsin ................................              15     2,085,847          0.55        139,056           730          70.07
Wyoming ..................................               2       148,631          0.04         74,315           729          79.53
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,239  $381,403,985        100.00%  $    170,346           726          73.31%
                                              ============  ============   ===========

         No more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Full Documentation .......................             901  $152,813,429         40.07%  $    169,604           726          76.49%
Reduced Documentation ....................           1,338   228,590,555         59.93        170,845           726          71.18
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,239  $381,403,985        100.00%  $    170,346           726          73.31%
                                              ============  ============   ===========


         No more than 36.5% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 3.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                                           MORTGAGE RATES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
5.375 - 5.499 ............................               3  $    596,362          0.16%  $    198,787           731          55.57%
5.500 - 5.624 ............................              14     2,944,398          0.77        210,314           763          50.78
5.625 - 5.749 ............................              18     4,219,517          1.11        234,418           722          63.81
5.750 - 5.874 ............................              64    14,861,222          3.90        232,207           760          65.35
5.875 - 5.999 ............................             157    34,680,894          9.09        220,897           736          69.07
6.000 - 6.124 ............................             254    59,891,157         15.70        235,792           743          71.46
6.125 - 6.249 ............................             349    73,872,092         19.37        211,668           729          73.35
6.250 - 6.374 ............................             324    57,017,169         14.95        175,979           719          73.07
6.375 - 6.499 ............................             250    36,479,049          9.56        145,916           717          75.04
6.500 - 6.624 ............................             279    38,340,214         10.05        137,420           713          76.37
6.625 - 6.749 ............................             150    18,962,814          4.97        126,419           724          75.47
6.750 - 6.874 ............................             128    14,738,259          3.86        115,143           700          79.86
6.875 - 6.999 ............................             115    13,026,676          3.42        113,275           701          79.63
7.000 - 7.124 ............................              63     6,217,559          1.63         98,691           712          81.02
7.125 - 7.249 ............................              28     2,140,652          0.56         76,452           726          85.77
7.250 - 7.374 ............................              22     1,638,751          0.43         74,489           684          82.25
7.375 - 7.499 ............................               7       475,221          0.12         67,889           643          83.98
7.500 - 7.624 ............................               4       412,120          0.11        103,030           735          85.98
7.625 - 7.749 ............................               4       228,353          0.06         57,088           735          73.93
7.750 - 7.874 ............................               2       259,749          0.07        129,874           756          80.00
7.875 - 7.999 ............................               2       247,062          0.06        123,531           602          81.51
8.500 - 8.624 ............................               1       109,131          0.03        109,131           733          80.00
8.875 - 8.999 ............................               1        45,565          0.01         45,565           716          60.00
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,239  $381,403,985        100.00%  $    170,346           726          73.31%
                                              ============  ============   ===========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.2436% per annum


                                           NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
5.095 ....................................               3  $    596,362          0.16%  $    198,787           731          55.57%
5.220 ....................................              14     2,944,398          0.77        210,314           763          50.78
5.345 ....................................              18     4,219,517          1.11        234,418           722          63.81
5.470 ....................................              63    14,459,526          3.79        229,516           761          65.17
5.590 ....................................               1       401,696          0.11        401,696           723          72.00
5.595 ....................................             152    34,238,785          8.98        225,255           736          69.07
5.670 ....................................               1       148,458          0.04        148,458           792          44.00
5.710 ....................................               4       293,651          0.08         73,413           711          82.03
5.720 ....................................             253    59,807,831         15.68        236,395           743          71.45
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......             509  $117,110,224         30.71%  $    230,079           743          69.10%
                                              ============  ============   ===========


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.212387702%.



                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
100,000 or less ..........................             674  $ 47,437,037         12.44%  $     70,381           720          74.90%
100,001 to 200,000 .......................             961   133,348,147         34.96        138,760           719          74.51
200,001 to 300,000 .......................             258    60,591,277         15.89        234,850           726          72.50
300,001 to 400,000 .......................             189    65,290,640         17.12        345,453           731          72.83
400,001 to 500,000 .......................             108    46,847,853         12.28        433,776           734          72.69
500,001 to 600,000 .......................              36    19,243,639          5.05        534,546           744          69.25
600,001 to 700,000 .......................              11     6,852,657          1.80        622,969           732          73.15
800,001 to 900,000 .......................               1       814,792          0.21        814,792           676          51.00
900,001 to 1,000,000 .....................               1       977,943          0.26        977,943           789          44.00
                                              ------------  ------------   -----------   ------------    ----------    -------------
Total, Average or Weighted Average .......           2,239  $381,403,985        100.00%  $    170,346           726          73.31%
                                              ============  ============   ===========

                                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                              NUMBER OF                                      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL      PERCENT OF     PRINCIPAL    AVERAGE CREDIT
ORIGINAL LTV RATIO (%)                          LOANS          BALANCE      MORTGAGE LOANS   BALANCE        SCORE
------------------------------------------  --------------  --------------  -------------- ------------  --------------
00.01 - 50.00 ............................             177  $   29,064,316          7.62%  $    164,205           759
50.01 - 55.00 ............................              83      15,170,142          3.98        182,773           733
55.01 - 60.00 ............................              88      15,009,572          3.94        170,563           741
60.01 - 65.00 ............................             122      23,558,036          6.18        193,099           732
65.01 - 70.00 ............................             175      37,643,154          9.87        215,104           738
70.01 - 75.00 ............................             281      51,970,341         13.63        184,948           730
75.01 - 80.00 ............................             871     155,846,090         40.86        178,928           722
80.01 - 85.00 ............................              59       8,025,986          2.10        136,034           703
85.01 - 90.00 ............................             287      33,144,905          8.69        115,487           702
90.01 - 95.00 ............................              91      11,362,214          2.98        124,859           683
95.01 - 100.00 ...........................               5         609,228          0.16        121,846           727
                                            --------------  --------------  ------------   ------------  ------------
Total, Average or Weighted Average .......           2,239  $  381,403,985        100.00%  $    170,346           726
                                            ==============  ==============  ============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.31%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

            PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                    FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ----     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      85       52       17       10        5
April 2014 .................................................      83       48       14        7        3
April 2015 .................................................      81       43       11        5        2
April 2016 .................................................      78       39        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      66       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      50       15        1        *        *
April 2025 .................................................      46       13        1        *        *
April 2026 .................................................      41       11        1        *        *
April 2027 .................................................      36        9        *        *        *
April 2028 .................................................      30        7        *        *        *
April 2029 .................................................      25        6        *        *        *
April 2030 .................................................      19        4        *        *        *
April 2031 .................................................      12        2        *        *        *
April 2032 .................................................       5        1        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.5     10.1      4.6      3.4      2.7

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS


                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $  117,690,107.99   $  272,966,235.35
Weighted average mortgage rate ...................       5.9023210370%             6.3928%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                359                 357
Weighted average remaining term
to maturity (months) .............................                333                 332

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE        0%       6%       18%       24%       30%
------------------------------   ------   ------   ------    -------   -------
$1,796,337....................    2.2%     4.2%     10.0%     13.5%     17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

                                              EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------    ------------------------    ------------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------    ----------  ------------    ----------  ------------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
Percent of Loan
Portfolio ....................        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%
                                     ======   ===========       =======   ===========       =======   ===========


                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                     ------------------------     ------------------------    ------------------------
                                          BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                        NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                        LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                     ----------  ------------     ----------  ------------    ----------  ------------
                                        (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                            THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........          99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................           2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................             488        63,986           526        70,816           409        51,071
90 days or more(2) ...........             644        84,033           696        94,223           555        70,963
Foreclosures Pending .........             769       102,671           787       103,707           747        88,396
                                        ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......           4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
Percent of Loan
Portfolio ....................           4.073%        4.096%        4.145%        3.919%        3.524%        3.147%
                                        ======   ===========       =======   ===========       =======   ===========

----------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not  nclude foreclosures pending.

                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------    ------------------------    ------------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------    ----------  ------------    ----------  ------------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
Percent of Loan
Portfolio ....................        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%
                                     ======   ===========       =======   ===========       =======   ===========


                                     AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ------------------------     ------------------------    ------------------------
                                        BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ----------  ------------     ----------  ------------    ----------  ------------
                                      (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........        45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................           893       131,270           934       142,682           946       161,218
60 to 89 days ................           216        33,636           216        35,031           186        26,348
90 days or more(2) ...........           206        37,139           258        43,618           225        34,430
Foreclosures Pending .........           251        41,335           279        44,333           268        42,461
                                      ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......         1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
Percent of Loan
Portfolio ....................         3.414%        3.591%        3.255%        3.291%        2.888%        2.877%
                                      ======   ===========       =======   ===========       =======   ===========

-----------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HCP2    50,000,000.00  29,063,009.01     4.750000  %    834,070.41
A-2     76110HCQ0    13,240,000.00  13,240,000.00     5.000000  %          0.00
A-3     76110HCR8    20,000,000.00  11,939,495.85     2.917500  %    321,107.65
A-4     76110HCS6             0.00           0.00     5.582500  %          0.00
A-5     76110HCT4    68,330,000.00  26,834,864.48     0.000000  %  1,654,399.69
A-6     76110HCU1    60,300,000.00  16,646,212.24     3.750000  %  1,740,973.29
A-7     76110HCV9    60,118,000.00  60,118,000.00     5.500000  %          0.00
A-8     76110HCW7             0.00           0.00     0.000000  %          0.00
A-9     76110HCX5    18,601,750.00  18,601,750.00     5.500000  %          0.00
A-10    76110HCY3     2,372,000.00   2,587,305.79     5.500000  %          0.00
A-11    76110HCZ0    92,909,250.00  55,464,480.24     2.867500  %  1,491,693.55
A-12    76110HDA4             0.00           0.00     5.632500  %          0.00
A-13    76110HDB2   150,400,000.00  87,421,531.10     4.250000  %  2,508,883.78
A-14    76110HDC0    83,480,000.00  48,523,599.84     4.500000  %  1,392,563.95
A-15    76110HDD8    29,560,000.00  17,182,050.93     2.867500  %    493,102.43
A-16    76110HDE6             0.00           0.00     5.132500  %          0.00
A-P     76110HDF3     3,965,480.65   2,780,172.84     0.000000  %     54,013.80
A-V     76110HDG1             0.00           0.00     0.223179  %          0.00
R-I     76110HDH9           100.00           0.00     5.750000  %          0.00
R-II    76110HDJ5           100.00           0.00     5.750000  %          0.00
M-1     76110HDK2    16,486,500.00  16,129,875.18     5.750000  %     17,507.85
M-2     76110HDL0     6,869,400.00   6,720,805.78     5.750000  %      7,294.96
M-3     76110HDM8     4,121,700.00   4,032,542.17     5.750000  %      4,377.04
B-1     76110HDN6     2,060,900.00   2,016,320.00     5.750000  %      2,188.57
B-2     76110HDP1     2,060,900.00   2,016,320.00     5.750000  %      2,188.57
B-3     76110HDQ9     2,060,815.73   1,999,795.90     5.750000  %          0.00

-------------------------------------------------------------------------------
                  686,936,896.38   423,318,131.35                 10,524,365.54
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       115,039.16    949,109.57            0.00       0.00     28,228,938.60
A-2        55,165.75     55,165.75            0.00       0.00     13,240,000.00
A-3        29,027.42    350,135.07            0.00       0.00     11,618,388.20
A-4        55,542.61     55,542.61            0.00       0.00              0.00
A-5        63,004.98  1,717,404.67            0.00       0.00     25,180,464.79
A-6        52,018.55  1,792,991.84            0.00       0.00     14,905,238.95
A-7       275,536.25    275,536.25            0.00       0.00     60,118,000.00
A-8       115,891.14    115,891.14            0.00       0.00              0.00
A-9        85,256.60     85,256.60            0.00       0.00     18,601,750.00
A-10            0.00          0.00       11,858.28       0.00      2,599,164.07
A-11      132,534.79  1,624,228.34            0.00       0.00     53,972,786.69
A-12      260,332.07    260,332.07            0.00       0.00              0.00
A-13      309,612.77  2,818,496.55            0.00       0.00     84,912,647.32
A-14      181,960.47  1,574,524.42            0.00       0.00     47,131,035.89
A-15       41,057.26    534,159.69            0.00       0.00     16,688,948.50
A-16       73,487.84     73,487.84            0.00       0.00              0.00
A-P             0.00     54,013.80            0.00       0.00      2,726,159.04
A-V        78,728.38     78,728.38            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        77,287.70     94,795.55            0.00       0.00     16,112,367.33
M-2        32,203.33     39,498.29            0.00       0.00      6,713,510.82
M-3        19,322.28     23,699.32            0.00       0.00      4,028,165.13
B-1         9,661.37     11,849.94            0.00       0.00      2,014,131.43
B-2         9,661.37     11,849.94            0.00       0.00      2,014,131.43
B-3         9,237.01      9,237.01            0.00       0.00      1,997,625.26

-------------------------------------------------------------------------------
        2,081,569.10 12,605,934.64       11,858.28       0.00    412,803,453.45
===============================================================================





























Run:        04/26/05     10:05:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     581.260180   16.681408     2.300783    18.982191   0.000000  564.578772
A-2    1000.000000    0.000000     4.166597     4.166597   0.000000 1000.000000
A-3     596.974792   16.055383     1.451371    17.506754   0.000000  580.919410
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     392.724491   24.211908     0.922069    25.133977   0.000000  368.512583
A-6     276.056588   28.871862     0.862663    29.734525   0.000000  247.184726
A-7    1000.000000    0.000000     4.583257     4.583257   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583257     4.583257   0.000000 1000.000000
A-10   1090.769723    0.000000     0.000000     0.000000   4.999275 1095.769002
A-11    596.974792   16.055382     1.426497    17.481879   0.000000  580.919410
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    581.260180   16.681408     2.058596    18.740004   0.000000  564.578772
A-14    581.260180   16.681408     2.179689    18.861097   0.000000  564.578772
A-15    581.260180   16.681408     1.388947    18.070355   0.000000  564.578772
A-16      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     701.093532   13.620997     0.000000    13.620997   0.000000  687.472535
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     978.368676    1.061950     4.687939     5.749889   0.000000  977.306726
M-2     978.368676    1.061950     4.687939     5.749889   0.000000  977.306726
M-3     978.368676    1.061950     4.687939     5.749889   0.000000  977.306726
B-1     978.368674    1.061949     4.687937     5.749886   0.000000  977.306726
B-2     978.368674    1.061949     4.687937     5.749886   0.000000  977.306726
B-3     970.390448    0.000000     4.482211     4.482211   0.000000  969.337156

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:17                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10 (POOL #  4691)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4691
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       87,623.55
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    14,618.90

SUBSERVICER ADVANCES THIS MONTH                                       54,940.72
MASTER SERVICER ADVANCES THIS MONTH                                    3,164.94


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    39   6,061,511.71

 (B)  TWO MONTHLY PAYMENTS:                                   10     833,016.11

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     876,804.19


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                      1,087,209.24

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     412,803,453.47

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,404

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 494,749.07

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   10,054,938.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.17296400 %     6.39257900 %    1.42503600 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.98201600 %     6.50528552 %    1.46945180 %

      BANKRUPTCY AMOUNT AVAILABLE                         222,637.00
      FRAUD AMOUNT AVAILABLE                           10,467,207.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,233,604.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.24766795
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              335.00

POOL TRADING FACTOR:                                                60.09335874

Run:        04/26/05     11:15:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HCP2    50,000,000.00  28,228,938.60     4.750000  %    926,859.71
A-2     76110HCQ0    13,240,000.00  13,240,000.00     5.000000  %          0.00
A-3     76110HCR8    20,000,000.00  11,618,388.20     3.030000  %    356,830.48
A-4     76110HCS6             0.00           0.00     5.469999  %          0.00
A-5     76110HCT4    68,330,000.00  25,180,464.79     0.000000  %  1,837,928.80
A-6     76110HCU1    60,300,000.00  14,905,238.95     3.750000  %  1,933,910.41
A-7     76110HCV9    60,118,000.00  60,118,000.00     5.500000  %          0.00
A-8     76110HCW7             0.00           0.00     0.000000  %          0.00
A-9     76110HCX5    18,601,750.00  18,601,750.00     5.500000  %          0.00
A-10    76110HCY3     2,372,000.00   2,599,164.07     5.500000  %          0.00
A-11    76110HCZ0    92,909,250.00  53,972,786.69     2.980000  %  1,657,642.62
A-12    76110HDA4             0.00           0.00     5.520000  %          0.00
A-13    76110HDB2   150,400,000.00  84,912,647.32     4.250000  %  2,787,994.03
A-14    76110HDC0    83,480,000.00  47,131,035.89     4.500000  %  1,547,484.98
A-15    76110HDD8    29,560,000.00  16,688,948.50     2.980001  %    547,959.46
A-16    76110HDE6             0.00           0.00     5.020000  %          0.00
A-P     76110HDF3     3,965,480.65   2,726,159.04     0.000000  %     51,554.58
A-V     76110HDG1             0.00           0.00     0.221832  %          0.00
R-I     76110HDH9           100.00           0.00     5.750000  %          0.00
R-II    76110HDJ5           100.00           0.00     5.750000  %          0.00
M-1     76110HDK2    16,486,500.00  16,112,367.33     5.750000  %     17,572.30
M-2     76110HDL0     6,869,400.00   6,713,510.82     5.750000  %      7,321.82
M-3     76110HDM8     4,121,700.00   4,028,165.13     5.750000  %      4,393.15
B-1     76110HDN6     2,060,900.00   2,014,131.43     5.750000  %      2,196.63
B-2     76110HDP1     2,060,900.00   2,014,131.43     5.750000  %      2,196.63
B-3     76110HDQ9     2,060,815.73   1,997,625.26     5.750000  %      1,852.66

-------------------------------------------------------------------------------
                  686,936,896.38   412,803,453.45                 11,683,698.26
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       111,737.64  1,038,597.35            0.00       0.00     27,302,078.89
A-2        55,165.73     55,165.73            0.00       0.00     13,240,000.00
A-3        29,335.93    386,166.41            0.00       0.00     11,261,557.72
A-4        52,959.58     52,959.58            0.00       0.00              0.00
A-5        61,481.25  1,899,410.05            0.00       0.00     23,342,535.99
A-6        46,578.08  1,980,488.49            0.00       0.00     12,971,328.54
A-7       275,536.14    275,536.14            0.00       0.00     60,118,000.00
A-8       106,385.65    106,385.65            0.00       0.00              0.00
A-9        85,256.57     85,256.57            0.00       0.00     18,601,750.00
A-10            0.00          0.00       11,912.64       0.00      2,611,076.71
A-11      134,030.14  1,791,672.76            0.00       0.00     52,315,144.07
A-12      248,270.59    248,270.59            0.00       0.00              0.00
A-13      300,727.17  3,088,721.20            0.00       0.00     82,124,653.29
A-14      176,738.37  1,724,223.35            0.00       0.00     45,583,550.91
A-15       41,443.52    589,402.98            0.00       0.00     16,140,989.04
A-16       69,814.24     69,814.24            0.00       0.00              0.00
A-P             0.00     51,554.58            0.00       0.00      2,674,604.46
A-V        76,309.54     76,309.54            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        77,203.78     94,776.08            0.00       0.00     16,094,795.03
M-2        32,168.36     39,490.18            0.00       0.00      6,706,189.00
M-3        19,301.30     23,694.45            0.00       0.00      4,023,771.98
B-1         9,650.88     11,847.51            0.00       0.00      2,011,934.80
B-2         9,650.88     11,847.51            0.00       0.00      2,011,934.80
B-3         9,571.79     11,424.45            0.00       0.00      1,965,946.35

-------------------------------------------------------------------------------
        2,029,317.13 13,713,015.39       11,912.64       0.00    401,101,841.58
===============================================================================





























Run:        04/26/05     11:15:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     564.578772   18.537194     2.234753    20.771947   0.000000  546.041578
A-2    1000.000000    0.000000     4.166596     4.166596   0.000000 1000.000000
A-3     580.919410   17.841524     1.466797    19.308321   0.000000  563.077886
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     368.512583   26.897831     0.899770    27.797601   0.000000  341.614752
A-6     247.184725   32.071483     0.772439    32.843922   0.000000  215.113243
A-7    1000.000000    0.000000     4.583255     4.583255   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583255     4.583255   0.000000 1000.000000
A-10   1095.769003    0.000000     0.000000     0.000000   5.022192 1100.791191
A-11    580.919410   17.841524     1.442592    19.284116   0.000000  563.077886
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    564.578772   18.537194     1.999516    20.536710   0.000000  546.041578
A-14    564.578772   18.537194     2.117134    20.654328   0.000000  546.041578
A-15    564.578772   18.537195     1.402014    19.939209   0.000000  546.041578
A-16      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     687.472535   13.000838     0.000000    13.000838   0.000000  674.471697
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     977.306726    1.065861     4.682848     5.748709   0.000000  976.240865
M-2     977.306726    1.065860     4.682849     5.748709   0.000000  976.240865
M-3     977.306727    1.065861     4.682849     5.748710   0.000000  976.240865
B-1     977.306725    1.065860     4.682847     5.748707   0.000000  976.240865
B-2     977.306725    1.065860     4.682847     5.748707   0.000000  976.240865
B-3     969.337156    0.898994     4.644661     5.543655   0.000000  953.965131

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10 (POOL #  4691)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4691
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       85,861.24
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    16,010.53

SUBSERVICER ADVANCES THIS MONTH                                       59,215.61
MASTER SERVICER ADVANCES THIS MONTH                                    3,165.07


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    42   6,309,371.29

 (B)  TWO MONTHLY PAYMENTS:                                    7     946,640.54

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     916,532.20


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                      1,155,549.05

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     401,101,841.56

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,344

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 494,270.64

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   11,039,372.41

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.98201600 %     6.54853200 %    1.45974750 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.76397400 %     6.68776685 %    1.50336510 %

      BANKRUPTCY AMOUNT AVAILABLE                         222,637.00
      FRAUD AMOUNT AVAILABLE                           10,467,207.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,233,604.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.24638998
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              333.80

POOL TRADING FACTOR:                                                58.38991087

Run:        04/07/05     11:35:27                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HCP2    50,000,000.00  27,302,078.89     4.750000  %    827,342.57
A-2     76110HCQ0    13,240,000.00  13,240,000.00     5.000000  %          0.00
A-3     76110HCR8    20,000,000.00  11,261,557.72     3.150000  %    318,517.51
A-4     76110HCS6             0.00           0.00     5.350000  %          0.00
A-5     76110HCT4    68,330,000.00  23,342,535.99     0.000000  %  1,641,139.09
A-6     76110HCU1    60,300,000.00  12,971,328.54     3.750000  %  1,727,050.48
A-7     76110HCV9    60,118,000.00  60,118,000.00     5.500000  %          0.00
A-8     76110HCW7             0.00           0.00     0.000000  %          0.00
A-9     76110HCX5    18,601,750.00  18,601,750.00     5.500000  %          0.00
A-10    76110HCY3     2,372,000.00   2,611,076.71     5.500000  %          0.00
A-11    76110HCZ0    92,909,250.00  52,315,144.07     3.100000  %  1,479,661.14
A-12    76110HDA4             0.00           0.00     5.400000  %          0.00
A-13    76110HDB2   150,400,000.00  82,124,653.29     4.250000  %  2,488,646.44
A-14    76110HDC0    83,480,000.00  45,583,550.91     4.500000  %  1,381,331.15
A-15    76110HDD8    29,560,000.00  16,140,989.04     3.100000  %    489,124.93
A-16    76110HDE6             0.00           0.00     4.900000  %          0.00
A-P     76110HDF3     3,965,480.65   2,674,604.46     0.000000  %     61,291.25
A-V     76110HDG1             0.00           0.00     0.220928  %          0.00
R-I     76110HDH9           100.00           0.00     5.750000  %          0.00
R-II    76110HDJ5           100.00           0.00     5.750000  %          0.00
M-1     76110HDK2    16,486,500.00  16,094,795.03     5.750000  %     21,267.52
M-2     76110HDL0     6,869,400.00   6,706,189.00     5.750000  %      8,861.50
M-3     76110HDM8     4,121,700.00   4,023,771.98     5.750000  %      5,316.98
B-1     76110HDN6     2,060,900.00   2,011,934.80     5.750000  %      2,658.55
B-2     76110HDP1     2,060,900.00   2,011,934.80     5.750000  %      2,658.55
B-3     76110HDQ9     2,060,815.73   1,965,946.35     5.750000  %      2,597.80

-------------------------------------------------------------------------------
                  686,936,896.38   401,101,841.58                 10,457,465.46
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       108,068.83    935,411.40            0.00       0.00     26,474,736.32
A-2        55,165.70     55,165.70            0.00       0.00     13,240,000.00
A-3        29,561.07    348,078.58            0.00       0.00     10,943,040.21
A-4        50,206.90     50,206.90            0.00       0.00              0.00
A-5        59,327.91  1,700,467.00            0.00       0.00     21,701,396.90
A-6        40,534.69  1,767,585.17            0.00       0.00     11,244,278.06
A-7       275,536.00    275,536.00            0.00       0.00     60,118,000.00
A-8        96,286.27     96,286.27            0.00       0.00              0.00
A-9        85,256.53     85,256.53            0.00       0.00     18,601,750.00
A-10            0.00          0.00       11,967.22       0.00      2,623,043.93
A-11      135,145.09  1,614,806.23            0.00       0.00     50,835,482.93
A-12      235,414.02    235,414.02            0.00       0.00              0.00
A-13      290,853.05  2,779,499.49            0.00       0.00     79,636,006.85
A-14      170,935.32  1,552,266.47            0.00       0.00     44,202,219.76
A-15       41,696.82    530,821.75            0.00       0.00     15,651,864.11
A-16       65,907.88     65,907.88            0.00       0.00              0.00
A-P             0.00     61,291.25            0.00       0.00      2,613,313.21
A-V        73,844.37     73,844.37            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        77,119.54     98,387.06            0.00       0.00     16,073,527.51
M-2        32,133.26     40,994.76            0.00       0.00      6,697,327.50
M-3        19,280.24     24,597.22            0.00       0.00      4,018,455.00
B-1         9,640.35     12,298.90            0.00       0.00      2,009,276.25
B-2         9,640.35     12,298.90            0.00       0.00      2,009,276.25
B-3         9,419.99     12,017.79            0.00       0.00      1,963,348.55

-------------------------------------------------------------------------------
        1,970,974.18 12,428,439.64       11,967.22       0.00    390,656,343.34
===============================================================================





























Run:        04/07/05     11:35:27
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     546.041578   16.546851     2.161377    18.708228   0.000000  529.494726
A-2    1000.000000    0.000000     4.166594     4.166594   0.000000 1000.000000
A-3     563.077886   15.925875     1.478053    17.403928   0.000000  547.152010
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     341.614752   24.017841     0.868256    24.886097   0.000000  317.596911
A-6     215.113243   28.640970     0.672217    29.313187   0.000000  186.472273
A-7    1000.000000    0.000000     4.583253     4.583253   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583253     4.583253   0.000000 1000.000000
A-10   1100.791189    0.000000     0.000000     0.000000   5.045202 1105.836396
A-11    563.077886   15.925875     1.454592    17.380467   0.000000  547.152010
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    546.041578   16.546851     1.933863    18.480714   0.000000  529.494726
A-14    546.041578   16.546851     2.047620    18.594471   0.000000  529.494726
A-15    546.041578   16.546851     1.410583    17.957434   0.000000  529.494726
A-16      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     674.471698   15.456199     0.000000    15.456199   0.000000  659.015499
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     976.240865    1.289996     4.677739     5.967735   0.000000  974.950869
M-2     976.240866    1.289996     4.677739     5.967735   0.000000  974.950869
M-3     976.240866    1.289997     4.677740     5.967737   0.000000  974.950869
B-1     976.240864    1.289995     4.677738     5.967733   0.000000  974.950869
B-2     976.240864    1.289995     4.677738     5.967733   0.000000  974.950869
B-3     953.965125    1.260559     4.571001     5.831560   0.000000  952.704566

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:27                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10 (POOL #  4691)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4691
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       83,525.64
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    18,021.89

SUBSERVICER ADVANCES THIS MONTH                                       58,835.34
MASTER SERVICER ADVANCES THIS MONTH                                    3,313.10


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    44   6,627,158.82

 (B)  TWO MONTHLY PAYMENTS:                                    7     914,522.88

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     460,579.54


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                      1,372,142.26

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     390,656,343.34

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,286

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 520,927.03

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,915,833.72

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.76397400 %     6.73266100 %    1.49334040 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.55474800 %     6.85751312 %    1.54155610 %

      BANKRUPTCY AMOUNT AVAILABLE                         222,637.00
      FRAUD AMOUNT AVAILABLE                           10,467,207.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,233,604.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.24501207
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              332.70

POOL TRADING FACTOR:                                                56.86932022

Run:        04/25/05     12:25:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HCP2    50,000,000.00  26,474,736.32     4.750000  %  1,149,959.69
A-2     76110HCQ0    13,240,000.00  13,240,000.00     5.000000  %          0.00
A-3     76110HCR8    20,000,000.00  10,943,040.21     3.350000  %    442,721.44
A-4     76110HCS6             0.00           0.00     5.150000  %          0.00
A-5     76110HCT4    68,330,000.00  21,701,396.90     0.000000  %  2,279,192.21
A-6     76110HCU1    60,300,000.00  11,244,278.06     3.750000  %  2,397,790.38
A-7     76110HCV9    60,118,000.00  60,118,000.00     5.500000  %          0.00
A-8     76110HCW7             0.00           0.00     0.000000  %          0.00
A-9     76110HCX5    18,601,750.00  18,601,750.00     5.500000  %          0.00
A-10    76110HCY3     2,372,000.00   2,623,043.93     5.500000  %          0.00
A-11    76110HCZ0    92,909,250.00  50,835,482.93     3.300000  %  2,056,645.86
A-12    76110HDA4             0.00           0.00     5.200000  %          0.00
A-13    76110HDB2   150,400,000.00  79,636,006.85     4.250000  %  3,459,078.75
A-14    76110HDC0    83,480,000.00  44,202,219.76     4.500000  %  1,919,972.70
A-15    76110HDD8    29,560,000.00  15,651,864.11     3.300000  %    679,856.17
A-16    76110HDE6             0.00           0.00     4.700000  %          0.00
A-P     76110HDF3     3,965,480.65   2,613,313.21     0.000000  %     42,550.16
A-V     76110HDG1             0.00           0.00     0.218647  %          0.00
R-I     76110HDH9           100.00           0.00     5.750000  %          0.00
R-II    76110HDJ5           100.00           0.00     5.750000  %          0.00
M-1     76110HDK2    16,486,500.00  16,073,527.51     5.750000  %     20,766.68
M-2     76110HDL0     6,869,400.00   6,697,327.50     5.750000  %      8,652.81
M-3     76110HDM8     4,121,700.00   4,018,455.00     5.750000  %      5,191.76
B-1     76110HDN6     2,060,900.00   2,009,276.25     5.750000  %      2,595.95
B-2     76110HDP1     2,060,900.00   2,009,276.25     5.750000  %      2,595.95
B-3     76110HDQ9     2,060,815.73   1,963,348.55     5.750000  %      2,536.60

-------------------------------------------------------------------------------
                  686,936,896.38   390,656,343.34                 14,470,107.11
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       104,793.95  1,254,753.64            0.00       0.00     25,324,776.63
A-2        55,165.67     55,165.67            0.00       0.00     13,240,000.00
A-3        30,548.77    473,270.21            0.00       0.00     10,500,318.77
A-4        46,963.04     46,963.04            0.00       0.00              0.00
A-5        58,773.56  2,337,965.77            0.00       0.00     19,422,204.69
A-6        35,137.74  2,432,928.12            0.00       0.00      8,846,487.68
A-7       275,535.88    275,535.88            0.00       0.00     60,118,000.00
A-8        85,899.82     85,899.82            0.00       0.00              0.00
A-9        85,256.49     85,256.49            0.00       0.00     18,601,750.00
A-10            0.00          0.00       12,022.07       0.00      2,635,066.00
A-11      139,795.06  2,196,440.92            0.00       0.00     48,778,837.07
A-12      220,283.13    220,283.13            0.00       0.00              0.00
A-13      282,039.12  3,741,117.87            0.00       0.00     76,176,928.10
A-14      165,755.34  2,085,728.04            0.00       0.00     42,282,247.06
A-15       43,041.85    722,898.02            0.00       0.00     14,972,007.94
A-16       61,302.03     61,302.03            0.00       0.00              0.00
A-P             0.00     42,550.16            0.00       0.00      2,570,763.05
A-V        71,178.50     71,178.50            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        77,017.60     97,784.28            0.00       0.00     16,052,760.83
M-2        32,090.78     40,743.59            0.00       0.00      6,688,674.69
M-3        19,254.75     24,446.51            0.00       0.00      4,013,263.24
B-1         9,627.61     12,223.56            0.00       0.00      2,006,680.30
B-2         9,627.61     12,223.56            0.00       0.00      2,006,680.30
B-3         9,407.54     11,944.14            0.00       0.00      1,911,245.25

-------------------------------------------------------------------------------
        1,918,495.84 16,388,602.95       12,022.07       0.00    376,148,691.60
===============================================================================





























Run:        04/25/05     12:25:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10(POOL # 4691) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4691
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     529.494726   22.999194     2.095879    25.095073   0.000000  506.495533
A-2    1000.000000    0.000000     4.166591     4.166591   0.000000 1000.000000
A-3     547.152010   22.136072     1.527439    23.663511   0.000000  525.015938
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     317.596911   33.355659     0.860143    34.215802   0.000000  284.241251
A-6     186.472273   39.764351     0.582715    40.347066   0.000000  146.707922
A-7    1000.000000    0.000000     4.583251     4.583251   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583251     4.583251   0.000000 1000.000000
A-10   1105.836395    0.000000     0.000000     0.000000   5.068326 1110.904722
A-11    547.152010   22.136072     1.504641    23.640713   0.000000  525.015938
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    529.494726   22.999194     1.875260    24.874454   0.000000  506.495533
A-14    529.494726   22.999194     1.985569    24.984763   0.000000  506.495533
A-15    529.494726   22.999194     1.456084    24.455278   0.000000  506.495533
A-16      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     659.015498   10.730139     0.000000    10.730139   0.000000  648.285359
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     974.950870    1.259617     4.671556     5.931173   0.000000  973.691252
M-2     974.950869    1.259617     4.671555     5.931172   0.000000  973.691252
M-3     974.950869    1.259616     4.671555     5.931171   0.000000  973.691252
B-1     974.950867    1.259615     4.671556     5.931171   0.000000  973.691252
B-2     974.950867    1.259615     4.671556     5.931171   0.000000  973.691252
B-3     952.704567    1.230877     4.564959     5.795836   0.000000  927.421710

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:17                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS10 (POOL #  4691)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4691
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       81,006.27
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,409.41

SUBSERVICER ADVANCES THIS MONTH                                       44,814.63
MASTER SERVICER ADVANCES THIS MONTH                                    1,654.55


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    33   4,429,485.34

 (B)  TWO MONTHLY PAYMENTS:                                    5     736,569.55

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     371,147.97


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                      1,307,455.95

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     376,148,691.59

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,211

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 366,451.02

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   13,771,621.55

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.55474800 %     6.90369500 %    1.53124380 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.25234600 %     7.11279857 %    1.58590900 %

      BANKRUPTCY AMOUNT AVAILABLE                         222,637.00
      FRAUD AMOUNT AVAILABLE                           10,467,207.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,233,604.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.24255738
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              331.40

POOL TRADING FACTOR:                                                54.75738653